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                                                                     EXHIBIT 1.1





                                   2,812,069 SHARES


                               ALLIANT TECHSYSTEMS INC.

                       COMMON STOCK (PAR VALUE $.01 PER SHARE)
                                UNDERWRITING AGREEMENT









November __, 1997

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                                                               November __, 1997



Morgan Stanley & Co. Incorporated
SBC Warburg Dillon Read Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Morgan Stanley & Co. International Limited
Swiss Bank Corporation
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

Hercules Incorporated, a Delaware corporation (the "SELLING SHAREHOLDER"), proposes to sell to the several Underwriters (as defined below) 2,812,069 shares of the Common Stock (par value $.01 per share) (the "SHARES") of Alliant Techsystems Inc., a Delaware corporation (the "COMPANY").

It is understood that, subject to the conditions hereinafter stated, 2,249,655 Shares (the "U.S. SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 562,414 Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated and SBC Warburg Dillon Read Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited and Swiss Bank Corporation, acting through its division, SBC Warburg Dillon Read, shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are



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hereinafter collectively referred to as the Underwriters.  The outstanding shares of Common Stock (par value $.01 per share) of the Company are hereinafter referred to as the "COMMON STOCK."

The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two forms of prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." Any reference to the term Registration Statement, preliminary prospectus or Prospectus shall include the documents incorporated therein by reference. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus.

    1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

         (b) (i)Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii)

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    the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (ii) information relating to the Selling Shareholder furnished to the Company in writing by or on behalf of the Selling Shareholder expressly for use therein.

    (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities and claims, except that such shares are pledged to the lenders

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under the Amended and Restated Credit Agreement dated as of March 15, 1995 among the Company, the lenders referred to therein, Morgan Guaranty Trust Company of New York, as documentation agent, and the Chase Manhattan Bank, as
administrative agent,     as amended and restated as of November 14, 1996,
and as amended by     Amendment No. 1 thereto dated as of November 7, 1997
(the "CREDIT     AGREEMENT").

              (e) This Agreement has been duly authorized, executed and delivered by the Company.

              (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

              (g) All outstanding shares of Common Stock (including the Shares) have been duly authorized and are validly issued, fully paid and non-assessable. The rights ("Rights") to purchase the Company's Series A Junior Participating Preferred Stock to which holders of the Shares are entitled under the Company's Restated Certificate of Incorporation and the Rights Agreement dated as of September 28, 1990 (the First Amendment thereof, dated as of August 4, 1992, having been rescinded by Rescission Agreement dated as of May 26, 1993) between the Company and ChaseMellon Shareholder Services, L.L.C., as amended by the Second Amendment thereto dated as of October 28, 1994, have been duly authorized and validly issued.

              (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree by which the Company or any subsidiary is bound, of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for such contraventions that singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and which do not materially adversely effect the Company's ability to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.

              (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the

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         condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

              (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

              (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

              (l) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (n) To the Company's knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the

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         aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except the Stockholders Agreement dated March 15, 1995, as amended June 19, 1997, between the Company and the Selling Shareholder.

              (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,(i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;(ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement and for normally scheduled repayments of debt).

              (q) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except that substantially all of the real and personal property of the Company is subject to liens under the Credit Agreement and except for such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

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              (r)  The Company and its subsidiaries own or possess, have made application for, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (s) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (t) Except as described in or contemplated by the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where such failure to possess any certificate, authorization or permit, would not singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which, if the subject of an unfavorable decision, ruling or finding, would singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

              (a) This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

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              (b)  The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree by which the Selling Shareholder is bound of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except for such contraventions that, singly or in the aggregate,would not have a material adverse effect on the Selling Shareholder and its subsidiaries, taken as a whole, and which do not materially adversely effect the Selling Shareholder's ability to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as have been obtained and may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

              (c) The Selling Shareholder has, and on the Closing Date (as defined in Section 5) will have, valid title to the Shares and the corporate power and authority to enter into this Agreement, and to sell, transfer and deliver the Shares.

              (d) Delivery of the Shares to be sold will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

              (e) (i)The Registration Statement, as of the date when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(e) shall apply only to information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, the

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         Prospectus, any preliminary prospectus or any amendment or supplement thereto.

         3. AGREEMENTS TO SELL AND PURCHASE. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder the respective number of Shares set forth in Schedules I and II hereto opposite its name at U.S.$_____ a share ("PURCHASE PRICE").


         Each of the Company and the Selling Shareholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
(A) the sale to the Underwriters of the Shares hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the grant of the Company of shares of Common Stock or options to purchase its Common Stock under employee benefit arrangements or (D) the sales by the Selling Shareholder and purchases by the Company of Common Stock pursuant to the Agreement dated October 24, 1997 between the Company and the Selling Shareholder.

         4. TERMS OF PUBLIC OFFERING. The Company and the Selling Shareholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholder are further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

         5. PAYMENT AND DELIVERY. Payment for the Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York

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City against delivery of such Shares for the respective accounts of the several
Underwriters at 10:00 a.m., New York City time, on ____________, 1997, or at such other time on the same or such other date, not later than _________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                   (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                   (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                   (ii) there shall not have occurred any change, or any
              development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                   (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in
              Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                   The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                   (c) The Underwriters shall have received on the Closing Date an opinion of Jones, Day, Reavis & Pogue, outside counsel for the Company, dated the Closing Date, to the effect that:

                        (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                        (ii) the authorized capital stock of the Company
                   conforms as to legal matters to the description thereof contained in the Prospectus;

                        (iii) the outstanding shares of Common Stock (including the Shares) have been duly authorized and are validly issued, fully paid and non-assessable;

                        (iv) this Agreement has been duly authorized, executed
                   and delivered by the Company;

                        (v) neither the execution and delivery by the Company of this Agreement, nor the performance by the Company of its obligations under this Agreement will result in the violation of any provision of the General Corporation Law of the State of Delaware (the "DGCL"), United States law or the laws, rules and regulations of the State of New
                   York which in such counsel's experience are normally applicable to the transactions of the type

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                        contemplated by this Agreement (collectively,
                   "APPLICABLE LAW") or the certificate of incorporation or by-laws of the Company;

                        (vi) based upon a review of Applicable Law, but without
                   any investigation concerning any other laws, rules or regulations, no consent, approval, authorization or order of, or qualification with, any executive, legislative, judicial, administrative or regulatory body of the United States, the State of New York or any similar body responsible for the administration of the DGCL is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and as may be required to be obtained under the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares by the Underwriters;

                        (vii) the statements in the Prospectus under the captions "Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock," "Description of Capital Stock" and "Underwriters" and in Part II of the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly summarize such legal matters or documents and are accurate in all material respects;

                        (viii) such counsel does not know of any documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                        (ix) the Rights have been duly authorized and validly
                   issued; and

                        (x) (A)such counsel is of the opinion that the Registration Statement and Prospectus (except for the operating statistics, financial statements, financial schedules and other financial data as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (B) no facts have come to the attention of such counsel that cause such counsel to believe that (except for the operating statistics, financial statements, financial schedules and other financial data as to which such counsel need not express any belief) the Registration Statement at the time the

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                   Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (with the foregoing exceptions) as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (d) The Underwriters shall have received on the Closing Date an opinion of Daryl Zimmer, Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

                        (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                        (ii) the Company is duly qualified to do business as a
                   foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                        (iii) each subsidiary of the Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as currently conducted;

                        (iv) each subsidiary of the Company is duly qualified
                   to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                        (v) all of the outstanding shares of capital stock of each of the subsidiaries of the Company are duly authorized and are validly issued, fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims, except that all of the outstanding shares are pledged to the lenders under the Credit Agreement;

                        (vi) such counsel does not know of any legal or
                   government proceedings pending or threatened to which the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus that are not so described;

                        (vii) the Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws,(B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C)are in compliance with all terms and conditions of any permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                        (viii) neither the execution and delivery by the Company of this Agreement, nor the performance by the Company of its obligations thereunder, will: (A) result in the violation of any judgment, order or decree binding upon the Company or any of its subsidiaries known by such counsel of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; or
                   (B) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under,
                   (1) the Restated Certificate of Incorporation or By-Laws of the Company, or (2) any agreement or other instrument binding upon the Company or any of its subsidiaries;

                        (ix) the statements contained (A) in the Company's
                   Annual Report on Form 10-K for the year ended March 31, 1997 under Part I, Item 3: Legal Proceedings, (B) in the Company's Annual Report to Shareholders for the year ended March 31, 1997 under "Management's Discussion and Analysis--Environmental

                   Matters" and "--Litigation", and (C) in the Prospectus under the caption "Risk Factors--Litigation Risk", in each case insofar as such statements purport to constitute summaries of the legal matters, proceedings or documents referred to therein, fairly summarize such legal matters, proceedings and documents and are accurate in all material respects;

                        (x) such counsel is of the opinion that each document filed pursuant to the Exchange Act prior to the Closing Date and incorporated by reference into the Registration Statement and Prospectus (except for the operating statistics, financial statements, financial schedules, and other financial data included therein as to which such counsel need not express any opinion) at the time they were filed complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

                        (xi) such counsel does not know of any documents of a
                   character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                   (e) The Underwriters shall have received on the Closing Date an opinion of Israel J. Floyd, Assistant General Counsel of the Selling Shareholder, dated the Closing Date, to the effect that:

                        (i) this Agreement has been duly authorized, executed and delivered by the Selling Shareholder;

                        (ii) the execution and delivery by the Selling
                   Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of Delaware law or United States federal law which, in such counsel's experience, is normally applicable to transactions of the type contemplated by this Agreement, or the certificate of incorporation or by-laws of the Selling Shareholder, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder known by such counsel after due inquiry to be applicable to the Selling Shareholder, except for such contraventions that singly or in the aggregate, would not have a material adverse effect on the selling Shareholder and its subsidiaries, taken as a whole, and which do not materially adversely effect the selling Shareholder's ability to perform its obligations under this Agreement, and to the best of such counsel's knowledge no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except those that have been obtained and are in full force and effect and such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                        (iii) the Selling Shareholder has the corporate power
                   and authority, to enter into this Agreement and consummate the transactions contemplated hereby; and

                        (iv) upon delivery to the Underwriters at the Closing
                   in the State of New York of certificates representing the Shares, duly endorsed to the Underwriters or in blank or accompanied by stock powers duly endorsed to the Underwriters or in blank by the Selling Shareholder, assuming that the Underwriters acquire their interest in the Shares in good faith and without notice of any adverse claims (within the meaning of Section 8-302 of the New York Uniform Commercial Code), the Underwriters will acquire all of the Selling Shareholder's rights in the Shares free of any adverse claims (within the meaning on Section 8-302 of the New York Uniform Commercial Code).

                   (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(iv), 6(c)(vii) (but only as to the statements in the Prospectus under "Underwriters") and 6(c)(x) above.

                   With respect to Section 6(c)(x) above, Jones, Day, Reavis &
              Pogue and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

                   The opinions of Jones, Day, Reavis & Pogue, Daryl Zimmer
              and Israel J. Floyd described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

                   (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                   (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

              7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                   (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and to furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                   (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                   (c) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers
              (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                   (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                   (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                   (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:(i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified,(ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,(iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; provided that the costs sought to be reimbursed by the Company under this clause (iii) shall not exceed $1,500, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.,(v) all fees, disbursements and expenses of counsel to the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act,(vi) the cost of printing certificates representing the Shares,(vii) the costs and charges of any transfer agent, registrar or depositary,(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show,(ix) all expenses in connection with any offer and sale of the shares outside the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
              Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholder and the Company may otherwise have for the allocation of such expenses among themselves.

         8. INDEMNITY AND CONTRIBUTION.(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus relating thereto or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

    (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus relating thereto or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus relating thereto, the Prospectus or any amendments or supplements thereto.

    (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors and officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus relating thereto or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

    (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholder and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
(f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii)any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii)acceptance of and payment for any of the Shares.

    (h) The provisions of this Section 8 shall not supersede or otherwise affect any agreement that the Selling Shareholder and the Company may otherwise have entered into, including, without limitation, any agreement providing for the allocation of indemnification among themselves.

    9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company and the Selling Shareholder, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

    10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you and the Selling Shareholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Selling Shareholder. In any such case either you or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

    If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the party that has failed or refused to comply with the terms or fulfill any condition of this Agreement or that was unable to perform its obligations, as the case may be, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

    11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

    13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                       Very truly yours,

                                       ALLIANT TECHSYSTEMS INC.


                                            By:_________________________________
                                                 Name:
                                                 Title:

                                       HERCULES INCORPORATED





                                            By:_________________________________
                                                 Name:
                                                 Title:


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
SBC WARBURG DILLON READ INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in
    Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By:_________________________________
    Name:
    Title:




MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SWISS BANK CORPORATION

Acting severally on behalf of themselves and the several International Underwriters named in
    Schedule II hereto.

By: Morgan Stanley & Co. International Limited


By:_________________________________
    Name:
    Title:

                                                                      SCHEDULE I


                                  U.S. UNDERWRITERS

                                                 NUMBER OF U.S. SHARES
                   UNDERWRITER                      TO BE PURCHASED
_____________________________________________   ________________________


Morgan Stanley & Co. Incorporated..............

SBC Warburg Dillon Read Inc....................

[NAMES OF OTHER U.S. UNDERWRITERS].............
                                                           ___________
    Total U.S. Shares.........................             2,249,655
                                                           ___________
                                                           ___________

                                                                     SCHEDULE II




                              INTERNATIONAL UNDERWRITERS

                                                 NUMBER OF U.S. SHARES
                   UNDERWRITER                      TO BE PURCHASED
_____________________________________________   ________________________


Morgan Stanley & Co. International Limited.......
Swiss Bank Corporation, acting through its
 division, SBC Wardburg Dillon Read..............

[NAMES OF OTHER INTERNATIONAL CO-MANAGER]........
                                                           ___________
    Total International Shares...................            562,414
                                                           ___________

                                                                       EXHIBIT A


                               [FORM OF LOCK-UP LETTER]


                                                              ____________, 1997

Morgan Stanley & Co. Incorporated
SBC Warburg Dillon Read Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Morgan Stanley & Co. International Limited
Swiss Bank Corporation
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England


Dear Sirs and Mesdames:

    The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Hercules Incorporated, a Delaware corporation (the "SELLING SHAREHOLDER"), and Alliant Techsystems Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of 2,812, 069 shares (the "SHARES") of the Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK").

    To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned (for so long as he/she remains in the capacity of officer or director) hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, she/he will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he/she will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

    Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder and the Underwriters.



                                       Very truly yours,



                                       _________________________________
                                       (Name)


                                       _________________________________
                                       (Address)








                                         A-2